UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2415 Cascade Pointe Boulevard Charlotte, North Carolina	28208
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 980-221-3235

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 18, 2017, the Company held its Annual Meeting of Stockholders. The holders of a total of 172,891,079 shares of our common stock were present in person or by proxy at the Annual Meeting, representing approximately 88.51% of the voting power entitled to vote at the Annual Meeting. Each share of common stock was entitled to one vote on each matter before the meeting. The matters considered and voted on by the stockholders at the Annual Meeting and the vote of the stockholders were as follows:

1.	The stockholders elected the entire Board of Directors, each of whom holds office until a successor is elected and qualified or until his or her earlier resignation or removal, by the following votes:

	Nominee	For	Against	Abstain	Broker Non- Votes
1.	Michael Chu	155,509,623	5,306,730	339,883	11,734,843
2.	Lawrence R. Codey	152,762,182	7,890,138	503,916	11,734,843
3.	Patrick Duff	154,438,815	6,341,935	375,486	11,734,843
4.	Henry R. Keizer	158,792,377	1,986,594	377,265	11,734,843
5.	Jacqueline B. Kosecoff	155,562,137	5,237,016	357,083	11,734,843
6.	Neil Lustig	159,083,199	1,683,873	389,164	11,734,843
7.	William J. Marino	154,621,578	6,174,926	359,732	11,734,843
8.	Jerome A. Peribere	156,689,913	4,108,840	357,483	11,734,843
9.	Richard L. Wambold	157,622,038	3,151,236	382,962	11,734,843
10.	Jerry R. Whitaker	155,175,921	5,594,360	385,955	11,734,843

2.	The stockholders approved, on a non-binding advisory basis, the executive compensation as disclosed in the proxy statement by the following vote:

	For	Against	Abstain	Broker Non- Votes
Approval of Executive Compensation	155,171,543	4,897,591	1,087,102	11,734,843

3.	The stockholders approved, on a non-binding advisory basis, an annual advisory vote of stockholders on executive compensation by the following vote:

	One Year	Two Years	Three Years	Abstain	Broker Non- Votes
Frequency for Vote on Executive Compensation	146,324,896	991,464	13,305,160	534,716	11,734,843

In light of the results of the advisory vote on the frequency of future advisory votes on executive compensation and consistent with the recommendation of the Company’s Board of Directors to stockholders in the proxy statement, the Company’s Board of Directors has determined that the Company will hold an annual advisory vote on executive compensation until the next required stockholder vote on the frequency of such votes.

4.	The stockholders ratified the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2017 by the following vote:

	For	Against	Abstain	Broker Non- Votes
Ratification of Appointment of Ernst & Young LLP	164,840,094	7,577,666	473,319	0

Item 8.01    Other Events.

Our Bylaws provide a proxy access right to permit a stockholder, or a group of up to twenty stockholders, owning continuously for at least three years shares of our stock representing an aggregate of at least 3% of the Company’s outstanding shares of capital stock, to include in the Company’s proxy materials the greater of two director nominees or nominees constituting up to 20% of the Board of Directors, provided that the stockholder(s) and the nominee(s) otherwise satisfy the requirements in our Bylaws. To have a director nominee or nominees included in the Company’s proxy materials for the 2018 Annual Meeting of Stockholders, proper written notice must be received by the Company’s Corporate Secretary at our corporate headquarters, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208, no earlier than December 19, 2017, and no later than January 18, 2018. If, however, the 2018 Annual Meeting is not within 30 days before or 60 days after the anniversary of the 2017 Annual Meeting held on May 18, 2017, we must receive such notice no earlier than the close of business on the 150th day prior to such meeting and no later than the close of business on the later of the 120th day prior to such meeting or the tenth day following the public announcement of the meeting date. We have posted a copy of our Bylaws on our website at www.sealedair.com. The other deadlines for stockholder proposals and nominations are as set forth in the Company’s proxy statement for the 2017 Annual Meeting, which was filed with the Securities and Exchange Commission on April 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Thomas C. Lagaly
Name:	Thomas C. Lagaly
Title:	Vice President, Acting General Counsel and Secretary

Dated: May 19, 2017